UNITED STATES

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

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ARCONIC INC.

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FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Patricia Figueroa	Shona Sabnis
(212) 836-2758	(212) 836-2626
Patricia.Figueroa@arconic.com	Shona.Sabnis@arconic.com

Arconic Board of Directors Comments on ISS Recommendation

ISS Suggests that a “Reasonable Outcome” Would be the Election of Two Directors From Each Slate, Plus Ulrich Schmidt

Analysis Recognizes Arconic Director Nominees are “Exceptionally Qualified,” Notes Candidates Should Be Judged on Merits

Arconic’s Board of Directors Urges Shareholders to Vote FOR All Five of Arconic’s Director Nominees on the NEW WHITE Proxy Card TODAY

NEW YORK, May 15, 2017 – The Board of Directors of Arconic (NYSE: ARNC) today issued the following statement in response to a report issued by Institutional Shareholder Services Inc. (ISS) regarding the election of directors to Arconic’s Board at the Company’s 2017 Annual Meeting of Shareholders on May 25, 2017:

While ISS suggests that a “reasonable outcome” would be the election of two directors from each slate, plus Ulrich Schmidt, we believe the Company’s recommended director nominees are without question best qualified to guide Arconic into the future and, importantly, to select the next CEO.

We agree with ISS that Arconic’s nominees are “exceptionally qualified,” given their deep industry expertise and leadership experience. We urge our shareholders to evaluate the quality of our nominees, the strong actions the Board is taking to enhance governance, and the Board’s specific plan to aggressively drive value creation over the next several years.

In its consideration of the future governance of Arconic, observations by ISS include the following *:

“As the dissident has already achieved its explicitly stated primary goal, the need to support all four dissident nominees seems less urgent.”

“Both sides have fielded exceptionally qualified candidates, who should be judged strictly for their merits.”

“The establishment of an Operations Committee, especially one comprising a majority of dissident nominees, is highly unusual….Given that such a committee could elevate the status of certain directors above that of the board as a whole, and have a detrimental impact on the company’s efforts to recruit a permanent CEO, the dissident seems to have pushed its advantage too far in this regard.”

Shareholders have “question[ed] whether [Elliott] is truly committed to the company’s long-term success,” given its “insistence on having unfettered ability to sell its shares.”

While ISS recommends only two of Elliott’s nominees and presumably three from the Company’s slate, including the uncontested director nominee, the Arconic Board continues to strongly recommend shareholders vote for all five of the Company’s highly qualified and experienced director nominees – Amy E. Alving, David P. Hess, Ulrich R. Schmidt, James “Jim” F. Albaugh and Janet C. Wolfenbarger – by voting “FOR” on the NEW WHITE proxy card.

The Company urges shareholders to vote today by telephone, via the Internet or by signing, dating and returning the NEW WHITE proxy card.

Shareholders with questions, who need assistance in voting their shares or who wish to change a prior vote, may contact:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 750-5836

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

Shareholders are advised to simply discard any Blue proxy card they may receive from Elliott Management.

Submitting a proxy using a Blue proxy card – even if voted “withhold” on Elliott Management’s nominees – will revoke any vote previously submitted on Arconic’s NEW WHITE proxy card.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

* Permission to use quotation neither sought nor obtained.